Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-67307, 333-42239, 333-23733, 333-22935, 333-00539, 333-58121 and 333-18403) and in the Registration Statements on Form S-8 (Nos. 333-69449, 333-84417, 333-52773, 333-50919, 333-64198, 333-37435, 33-22050 and 333-59442) and in the Registration Statements on Form S-4 (Nos. 333-76012, and 333-96793) of Dana Corporation of our report dated March 8, 2005, except for the restatement described in Note 2 to the consolidated financial statements and the matter described in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is December 30, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Toledo, Ohio
December 30, 2005

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